Exhibit 10.1

CONSULTING AGREEMENT

Consulting Agreement, dated as of January 1, 2007, between ATRICURE, INC. (hereinafter called “ATRICURE”), a Delaware corporation with offices at 6033 Schumacher Park Drive, West Chester, Ohio 45069, and Michael D. Hooven (hereinafter called “CONSULTANT”), an individual with a residence at 7778 Bennington Drive, Cincinnati, Ohio 45241.

WITNESSETH

WHEREAS, ATRICURE desires to engage CONSULTANT to render professional consulting services and advice, and

WHEREAS, CONSULTANT desires to render such services and advice to ATRICURE;

NOW, THEREFORE, in consideration of the premises and of the mutual promises and convenants herein contained, the parties hereto agree as follows:

1. Best Efforts; Field; Time Devotion.

(a) Best Efforts. CONSULTANT shall use his best efforts to provide consulting services and advice to ATRICURE in the Field (as defined below) in the manner described below.

(b) Field. As used in this Agreement, the term “Field” shall refer to the creation and development of new products and product platforms (including but not limited to those which are less invasive) relating to (i) the diagnosis, treatment and prevention of cardiac arrhythmias and (ii) the prevention or reduction of strokes utilizing cardiac devices (including appendage exclusion of the atrium and appendage exclusion systems, generally).

(c) Types of Services. The consulting services and advice contemplated herein may include, but will not necessarily be limited to, review of technology and devices, the rendering of advice and input, discussions with ATRICURE personnel and other ATRICURE consultants, assistance and support in development and development planning, and development of clinical and animal protocols, attending training seminars, observation of live cases, participation in animal or cadaver programs, design, development and clinical testing of devices, response to FDA points of deficiency, and laboratory evaluation of products, technologies and/or procedures.

(d) Time Devotion. The parties agree that the compensation provided for in Section 2 is based upon CONSULTANT devoting twenty (20) hours per week to the performance of his obligations hereunder. CONSULTANT agrees that he will render such number of hours per week if requested by ATRICURE of if the circumstances (including the nature of the project(s) and ATRICURE’s desired time frame) reasonably require it. In addition, CONSULTANT shall exercise his best efforts to consult with, and otherwise make himself available to, ATRICURE at such times as it may request, including attending meetings and making himself available for conference calls.

2. Compensation; Expenses.

(a) Compensation. As consideration for all services to be rendered and performed under this Agreement and for assigning the rights to inventions, designs, patents, trademarks and copyrights and other intellectual property as provided for in this Agreement, CONSULTANT will be compensated by ATRICURE at the rate of $12,000 per month, with appropriate proration for any periods of less than a full month. Such amount will be paid in substantially equal installments as and when regular payments of salary are made by ATRICURE to its employees.

(b) Expenses. ATRICURE shall reimburse CONSULTANT for all reasonable travel and accommodation expenses incurred by him in connection with travel (e.g., for meetings), outside the greater Cincinnati area, that has been requested by ATRICURE in connection with CONSULTANT’s performance of this Agreement. In addition, ATRICURE shall reimburse CONSULTANT for such other expenses, incurred by CONSULTANT in connection with the performance of this Agreement, as may be approved in advance by ATRICURE.

3. Term. The term of this Agreement shall be for one (1) year, beginning on the date hereof and ending on December 31, 2007; provided, however, that in the event of the consummation of a Change of Control (as defined in ATRICURE’s 2005 Equity Incentive Plan, but ignoring for these purposes subsection (iii) of such definition), this Agreement shall automatically terminate. The date on which this Agreement shall end, whether by expiration or otherwise, shall be referred to herein as the “Termination Date.”

4. No Inconsistent Obligations. CONSULTANT represents that (a) he is under no obligation to any third party that would interfere or conflict with his ability to render to ATRICURE the professional services herein described, (b) he is subject to no obligation, commitment, fiduciary duty or other duty or responsibility of any kind or nature, that would interfere with his obligations under Section 8 hereof. CONSULTANT acknowledges that his representations contained in this Section 4 are an essential condition of ATRICURE’s agreement hereunder.

5. Independent Contractor. CONSULTANT’s services are made available to ATRICURE on the basis that CONSULTANT will be an independent contractor. CONSULTANT will not be eligible for any employee benefits under any plan or program maintained by ATRICURE. CONSULTANT acknowledges that he is solely responsible for any and all applicable federal, state and local income taxes; social security contributions; unemployment, disability or worker’s compensation insurance contributions; and any and all other payroll taxes or payroll deductions with respect to his fees and services hereunder.

6. Liability Limitation. CONSULTANT agrees to use his best efforts in providing consulting and advice to ATRICURE hereunder, but shall not be responsible for any liability resulting therefrom, unless due to gross negligence or willful misconduct.

7. Confidential Information.

(a) Restrictions. Any Confidential Information (as defined below) acquired by CONSULTANT from ATRICURE or developed or acquired in the course of performing the consulting services hereunder shall not be disclosed by CONSULTANT to others or used by CONSULTANT for CONSULTANT’s own benefit or the benefit of any third party without the prior written consent of ATRICURE. As used in this Agreement, “Confidential Information” shall mean and include any and all proprietary, sensitive or confidential information, data, methods, techniques, processes, formulas, designs, drawings, models, trade secrets, inventions, ideas, know-how, technical information, business records, technical data, test results, financial data or information, marketing data or business plans, customer information, pricing information, product specifications, and any and all information of any nature whatsoever embodied or included in any of the foregoing, in whatever medium recorded or contained; provided however, that Confidential Information shall not include: (i) information which is or becomes, through no fault of CONSULTANT, generally known to the public; or (ii) information received by CONSULTANT on a non-confidential basis from a source other than ATRICURE, provided that CONSULTANT has no reason to believe that such source is or was under a duty of confidentiality to ATRICURE.

(b) Turnover. Upon the earlier to occur of (i) termination of this Agreement and (ii) a request therefor by ATRICURE, CONSULTANT will return to ATRICURE all records, data, notes, reports and other documents or property containing or embodying Confidential Information furnished by ATRICURE or developed pursuant to the relationship hereunder and all copies thereof in any medium. For all purposes of this Agreement, “Confidential Information” shall be deemed also to include proprietary, sensitive or confidential information, know-how and other items of the type described above which belong to third parties and which was acquired by CONSULTANT in the course of his retention hereunder.

(c) Independent Development. Notwithstanding the foregoing, it is agreed that, by means of CONSULTANT’s prior training, experience, developments and inventions, CONSULTANT may already have knowledge of aspects of the information which ATRICURE considers to be Confidential Information. CONSULTANT’s consulting relationship with ATRICURE shall not in any way limit CONSULTANT’s right, to the extent not otherwise in conflict with his obligations hereunder, to pursue ideas, devices, and inventions, independently developed by him, alone or in conjunction with others, and/or to obtain patent protection for said independent ideas, devices and inventions, provided that such ideas, devices or inventions do not involve the use or disclosure of Confidential Information acquired from ATRICURE or developed in the course of performing the consulting services hereunder.

8. Inventions. Any inventions, ideas, original works of authorship, developments, improvements and trade secrets (collectively, “Inventions”) made, conceived or reduced to practice by CONSULTANT, alone or jointly with others, in connection with or during the performance of consulting services for ATRICURE shall be the sole property of ATRICURE

(and shall be deemed, upon creation, to have been automatically assigned to ATRICURE), and CONSULTANT shall execute, acknowledge and deliver to ATRICURE such documents and papers, including assignments, applications for patents, and any and all other documents and papers, as may be reasonably requested by ATRICURE to effectuate the provisions of this Section 8 and to permit ATRICURE to publish or protect said inventions, improvements and ideas by patent or otherwise in any and all countries and to vest title to said patents, inventions, improvements and ideas in ATRICURE or its nominees, their successors or assigns. CONSULTANT shall render all such assistance as ATRICURE may require in any patent office proceeding or litigation, or other enforcement or defense efforts, involving said inventions, improvements or ideas. For the removal of doubt, any Inventions that are made, conceived or reduced to practice by CONSULTANT, alone or jointly with others, but are not made, conceived or reduced to practice in connection with or during the performance of consulting services for ATRICURE shall belong to CONSULTANT.

9. Non-Compete; Non-Solicitation.

(a) Covenant. In consideration for the compensation paid to him under this Agreement, CONSULTANT agrees that during the period beginning on the date of this Agreement and ending on December 31, 2009 (the “Covenant Period”), he will not, directly or indirectly:

(i) subject to the exception contained in Section 9(c) below, engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or assist any other person or entity in engaging in, or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages in a Restricted Business (as defined below) in the Restricted Territory (as defined below) (it being agreed that ownership of (A) no more than one percent (1%) of the outstanding voting stock of a publicly traded corporation, or (B) any stock CONSULTANT shall presently own (so long as such stock shall not have been acquired in violation of the 2005 Agreement or any predecessor thereof) shall not constitute a violation of this provision); or

(ii) induce any employee or independent contractor of ATRICURE to leave the employ of, or cease the rendition of services to, ATRICURE.

(b) Definitions. As used herein, the terms:

(i) “Restricted Business” shall mean the research, design, development, manufacture, distribution, sale, marketing or promotion of medical devices that are designed to either (A) diagnose, treat or prevent cardiac arrhythmias or (B) prevent or reduce strokes through the use of products that are applied to the heart and/or cardiac structures (including appendage exclusion systems); and

(ii) “Restricted Territory” shall mean the United States.

(c) Exception. Notwithstanding Section 9(a), it shall not be a violation of Section 9(a) for CONSULTANT to render services as an employee or consultant to a firm, corporation or business that engages in a Restricted Business so long as the services rendered by CONSULTANT do not relate, in any material respect, to the activities of such firm, corporation or business that constitute the Restricted Business.

(d) First Right of Offer.

(i) General. In addition to, and not in limitation of, CONSULTANT’s obligations under Section 9(a), CONSULTANT agrees that, during the Covenant Period, CONSULTANT will not, directly or indirectly, engage (whether alone or jointly with others) in the distribution, sale, marketing or promotion of any Permitted Cardiac Device (as defined below) unless and until CONSULTANT shall have (A) notified ATRICURE thereof, describing in reasonable detail both the Permitted Cardiac Device and CONSULTANT’s proposed activities with respect thereto and (B) if requested by ATRICURE, engaged in good faith discussions and negotiations with ATRICURE for a reasonable amount of time (but in no event less than two (2) months, unless ATRICURE shall have notified CONSULTANT, or shall otherwise have clearly manifested, that it is no longer interested in the project) with a view toward consummating, within such period, one or more agreements in which ATRICURE and CONSULTANT would jointly, by any means whatsoever (including sale, license, joint venture, consulting arrangement or otherwise), engage in the activities in which CONSULTANT proposes to engage.

(ii) Permitted Cardiac Device. For purposes of this Agreement, the term “Permitted Cardiac Device” shall mean any medical device that is designed to prevent, treat or diagnose cardiac diseases or disorders other than any such medical device which is already covered (i.e., prohibited) by Section 9(a).

(e) Blue Pencil. If any restriction set forth in this Section 9 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time or over too great a range of activities or throughout too broad a geographic area, it shall be interpreted to extend only to the maximum extent to which such court shall deem it to be enforceable.

(f) Equitable Relief. In view of the fact that CONSULTANT’s breach, or threatened breach, of the provisions of this Section 9 would be likely to cause irreparable harm to ATRICURE for which money damages would not be an adequate remedy, and without limiting any other remedies of ATRICURE, CONSULTANT agrees that equitable relief, including injunction and specific performance would be appropriate to enforce the provisions of this Section 9 and protect the interests of ATRICURE.

10. Reaffirmation. Nothing in this Agreement is intended to impair or be in derogation of the CONSULTANT’S obligations under that certain Non-Competition, Proprietary Information and Inventions Agreement, executed by the CONSULTANT on February 24, 2005 (the “2005 Agreement”), the effectiveness of which agreement (including the non-compete provisions of Section 4 thereof) is hereby reconfirmed.

11. Survival. The provisions of Sections 7 and 8 hereof shall survive, indefinitely, the termination of this Agreement.

12. Severability. If one or more of the provisions of this Agreement are deemed invalid or unenforceable, then the remaining provisions will continue in full force and effect.

13. Integration. The terms and conditions set forth in this Agreement shall supersede any and all prior or contemporaneous written or oral agreements regarding the subject matter contained herein.

14. Amendment. This Agreement may be changed, modified or amended by a written agreement expressly referring to this Agreement and stating that it changes, modified or amends the Agreement or portions thereof.

15. Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of Ohio.

16. Arbitration. Except as set forth in Section 9(f):

(a) General. Any dispute, controversy or claim arising in connection with this Agreement shall be settled by binding arbitration. The arbitration shall be conducted by one arbitrator, who shall be appointed pursuant to the rules of the American Arbitration Association (the “AAA”). The arbitration shall be held in Cincinnati, Ohio, and shall be conducted in accordance with the commercial arbitration rules of the AAA, except that the rules set forth in this Section 16 shall govern such arbitration to the extent they conflict with the rules of the AAA.

(b) Best Efforts. The parties shall use their commercially reasonable best efforts to cause the arbitration to be conducted in an expeditious manner. All other procedural matters shall be within the discretion of the arbitrator.

(c) Judgments. The determination of the arbitrator shall be final and binding on the parties. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The parties shall each be responsible for their own expenses in connection with such arbitration, including without limitation counsel fees and fees of experts; provided, however, that the parties shall share equally in the expense of the arbitrators and of the AAA.

IN WITNESS WHEREOF the parties hereto have caused this Agreement to be duly executed effective as of the day and year set forth above.

CONSULTANT:	ATRICURE:

/s/ Michael D. Hooven	By:	/s/ David J. Drachman
Signature Michael D. Hooven		Signature David J. Drachman, President & CEO